Exhibit 23.1

CONSENT OF BDO SEIDMAN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated August 24, 2004, relating to the financial statements and schedule of Candela Corporation (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended July 3, 2004 into the Company’s previously filed Registration Statements on Form S-3 (No.’s 33-13793 and 33-46056) and Forms S-8 (No.’s 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596, 33-73040, 333-15113, 333-88295 and 333-55556.)

/s/ BDO Seidman, LLP
Boston, Massachusetts
September 14, 2004